UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): April 24, 2006
PEDIATRIX MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	65-0271219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Concord Terrace
Sunrise, Florida 33323

(Address of principal executive office)
Registrant’s telephone number, including area code (954) 384-0175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders
On April 24, 2006, Pediatrix Medical Group, Inc. (the “Company”) filed Articles of Amendment to its Amended and Restated Articles of Incorporation with the Department of State of the State of Florida in order to effect a division (“Stock Split”) of the Common Stock, $.01 par value per share (the “Common Stock”), of the Company. As a result of the Stock Split, the 50 million shares of Common Stock authorized for issuance prior to the Stock Split was divided into 100 million shares of Common Stock (with no change in par value) and each issued and outstanding share of Common Stock was divided into two shares of Common Stock. The Articles of Amendment became effective at
5:00 p.m., Eastern time on April 27, 2006.
The Company and Computershare Trust Company, N.A., as Rights Agent, are parties to a Rights Agreement dated March 31, 1999 (the “Rights Agreement”). A Right (as defined in the Rights Agreement) is associated with each outstanding share of Common Stock. Prior to the Stock Split, upon the occurrence of certain events, each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.01 par value per share, of the Company (the “Preferred Shares”), at a price of $150.00 per one one-thousandth of a Preferred Share. In connection with the Stock Split, the number of the Preferred Shares purchasable upon the exercise of each Right will be decreased from one one-thousandth of a Preferred Share to one two-thousandth of a Preferred Share, and the number of outstanding Rights will be increased by 100% such that each share of Common Stock outstanding immediately after the Stock Split shall have issued with respect to it one Right. In addition, the Redemption Price of each Right will be decreased by one-half from $0.005 to $0.0025 in connection with the Stock Split. A copy of the Certificate of Adjustment delivered on April 27, 2006 by the Company to the Rights Agent and a form of the letter to be sent to the Company’s shareholders on or about the Split Date in connection with the Stock Split and providing notice of adjustment to the Rights, each pursuant to the terms of the Rights Agreement, are attached as Exhibits 4.2 and 99.1, respectively, to this Form 8-K and are hereby incorporated in this Item 3.03 by reference. The Rights Agreement was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 1999. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights and the adjustments to be made in connection with the Stock Split.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information in Item 3.03 above is hereby incorporated by reference.
Item 8.01 Other Events
In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statements listed below will be proportionately adjusted to give effect to the Stock Split.
1.	Registration Statement No. 333-121125 on Form S-8

2.	Registration Statement No. 333-101225 on Form S-8

3.	Registration Statement No. 333-101222 on Form S-8

4.	Registration Statement No. 333-07061 on Form S-8

5.	Registration Statement No. 333-85366 on Form S-8

6.	Registration Statement No. 333-07059 on Form S-8

In addition, the Company’s Board of Directors has authorized adjustments to outstanding awards under the Company’s equity compensation plans in order to preserve the rights of the holders of such awards following the Stock Split.
Item 9.01 Financial Statements and Exhibits.
(c)

Exhibit No.	Description

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation dated April 21, 2006

4.2	Certificate of Adjustment, dated April 27, 2006, to the Preferred Share Rights Plan, dated March 31, 1999, between the Company and Computershare Trust Company N.A. (as successor to BankBoston, N.A.), as rights agent.

99.1	Shareholders’ Notice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIX MEDICAL GROUP, INC.
Date: April 27, 2006	By:	/s/ Karl B. Wagner
		Name:	Karl B. Wagner
		Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation dated April 21, 2006

4.2	Certificate of Adjustment, dated April 27, 2006, to the Preferred Share Rights Plan, dated March 31, 1999, between the Company and Computershare Trust Company N.A. (as successor to BankBoston, N.A.), as rights agent

99.1	Shareholders’ Notice